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                                    SUBLEASE

                                 BY AND BETWEEN

                         ELECTRONICS FOR IMAGING, INC.,
                             a Delaware corporation

                                   as Landlord

                                       and

                           EQUINIX OPERATING CO., INC.
                             a Delaware corporation

                                    as Tenant

                                February 12, 2003

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                                    SUBLEASE

        THIS SUBLEASE, dated February 12, 2003, for reference purposes only, is made by and between ELECTRONICS FOR IMAGING, INC., a Delaware corporation ("Landlord") and Equinix Operating Co., Inc., a Delaware corporation ("Tenant"), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the "Effective Date of this Lease").

                                    RECITALS

        A. Landlord is the lessee under that certain Master Lease (the "Master Lease") dated as of December 29, 1999, by and between Societe Generale Financial Corporation, a Delaware corporation ("Owner"), as Lessor, and Landlord, as Lessee.

        B. Pursuant to the Master Lease, Owner leases to Landlord and Landlord leases from Owner, the Property and the Building.

        C. Tenant desires to sublease from Landlord, and Landlord desires to sublease to Tenant, the Leased Premises (as defined below), and the parties have therefore agreed to enter into this Sublease. As used in this Sublease, the capitalized terms "Lease" and "Sublease" shall each mean and refer to this Sublease.

                                    ARTICLE 1

                                    REFERENCE

1.1 References. All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

        Tenant's Address for Notice:
              Prior to occupancy:           2450 Bayshore Parkway
                                            Mountain View, California 94043-1107
              After occupancy:
                                            301 Velocity Way
                                            Foster City, California 94404

        Tenant's Representative:            Kristine Mostofizadeh
                                            (650) 316-6000

        Landlord's Address for Notices:     Electronics For Imaging, Inc.
                                            303 Velocity Way
                                            Foster City, California  94404
                                            Facsimile No.: (650) 357-3178

                                       1.

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        Landlord's                          Representative: Peter Schaffer
        Phone Number:                       (650) 357-3500

        Intended Commencement Date:         March 1, 2003

        Intended Term:                      Sixty-One (61) months

        Lease Expiration Date:              Sixty-One Months (61) months from
                                            the Commencement Date (as defined
                                            below), unless (a) earlier
                                            terminated by Landlord in accordance
                                            with the terms of this Lease, or (b)
                                            extended pursuant to Article 15
                                            below.

        Base Year                           2003

        First through Ninth Month's
        Prepaid Rent:                       $ 766,665.00

        Tenant's Security Deposit:          $ 85,185.00

        Total due @ lease execution         $851,850.00

        Late Charge Amount:                 Five percent (5%) of the Delinquent
                                            Amount

        Tenant's Required Liability
        Coverage:                           $5,000,000 Combined Single Limit

        Broker(s):                          Tenant: David Tipton, Cresa Partners
                                            Landlord: Insignia/ESG

        Project: The land, and any buildings, landscaping, parking spaces, roadways, walkways and any other improvements or fixtures on the land, located in the City of Foster City, County of San Mateo, State of California, and legally described on Exhibit A attached hereto.

        Property:                           That certain real property situated
                                            in the City of Foster City, County
                                            of San Mateo, State of California,
                                            legally described as follows: Lot 7,
                                            as delineated upon that certain Map
                                            filed for record in the Office of
                                            the Recorder of the County of San
                                            Mateo, State of California, on
                                            August 27, 1997, in Book 128 of
                                            Maps, at pages 5, 6, 7, and 8,
                                            entitled "Tract No. 143-97", Vintage
                                            Park, being a re-subdivision of Lots
                                            8, 9, and 10, as said lots are shown
                                            on that certain map entitled "Tract
                                            No. 92-83", filed for record on
                                            December 3, 1985 in Book

                                       2.

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                                            114 of Maps at pages 27-31, as
                                            amended by Certificate of Correction
                                            Recorded February 2, 1990 as
                                            Instrument Number 90016902, San
                                            Mateo County Records, Foster City,
                                            San Mateo County, California." The
                                            Property is also shown approximately
                                            on the Site Plan attached hereto as
                                            Exhibit B.

        Building:                           One five (5) story steel frame
                                            office/light assembly/R&D building
                                            consisting of approximately 163,062
                                            rentable square feet, located on the
                                            Property, with primary frontage on
                                            Velocity Way, and in which the
                                            Leased Premises are located (the
                                            "Building"). The approximate
                                            location of the proposed footprint
                                            of the Building is shown outlined on
                                            Exhibit B hereto.

        Outside Areas: The "Outside Areas" shall mean all areas within the Property which are located outside the
                                            Building, such as pedestrian
                                            walkways, loading docks, bike racks,
                                            parking areas, landscaped areas,
                                            open areas and enclosed trash
                                            disposal areas.

        Leased Premises:                    Certain interior space within the
                                            Building, including stairwells,
                                            connecting walkways, and atriums,
                                            consisting of approximately 34,074
                                            square feet (inclusive of an 7.38%
                                            load factor) and, for purposes of
                                            this Lease, agreed and stipulated to
                                            contain said number of square feet.
                                            The Leased Premises are outlined on
                                            the Floor Plan attached hereto as
                                            Exhibit C.

        Cafe and Workout Facilities:        During the term of this Lease,
                                            Tenant shall also be entitled to use
                                            the Cafe facilities located on the
                                            first floor of the Building and the
                                            building located at 303 Velocity
                                            Drive, and the workout facilities
                                            (on a fee basis) located on the
                                            first floor of the Building.

        Tenant's Expense Share
        of the Building:                    The term "Tenant's Expense Share of
                                            the Building" shall mean the
                                            percentage obtained from time to
                                            time by dividing the rentable square
                                            footage of the Leased Premises at
                                            the time of calculation by the
                                            rentable square footage of the
                                            Building. Such percentage is
                                            currently 20.52%. In the event that
                                            the rentable square footage of the
                                            Leased Premises or of the Building
                                            is structurally changed, Tenant's

                                       3.

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                                            Expense Share of the building shall
                                            be recalculated as necessary so that
                                            the aggregate Tenant's Expense Share
                                            of the Building of all tenants shall
                                            equal 100%.

        Lease Year:                         As used herein, the term "Lease
                                            Year" shall mean each twelve (12)
                                            month period during the Lease Term;
                                            provided that the first Lease Year
                                            shall commence upon March 1, 2003
                                            and end on March 31, 2004 and rent
                                            will commence on April 1, 2003. The
                                            second and subsequent Lease Years
                                            shall begin on April 1, 2004.

        Base Monthly Rent:                  The term "Base Monthly Rent" shall
                                            mean the following amounts: (a) $0
                                            per rentable square foot per month
                                            from the Delivery Date until April
                                            1, 2003; and (b) $2.50 per rentable
                                            square foot per month thereafter
                                            during the first Lease Year; (c) at
                                            the end of the each Lease Year, Base
                                            Monthly Rent shall be increased for
                                            the ensuing Lease Year by 3% per
                                            annum compounded annually.

        Property Operating Expenses:        Tenant shall be responsible for
                                            paying any Property Operating
                                            Expenses commencing with the second
                                            Lease Year.

        Permitted Use:                      General office, research and
                                            development, marketing, light
                                            assembly, related incidental storage
                                            and other related legal uses in
                                            strict accordance with all Laws and
                                            Restrictions.

        Parking Spaces:                     Such number of spaces as may be
                                            required by applicable Laws from
                                            time to time, but in no event to
                                            exceed 3 spaces per 1000 rentable
                                            square feet within the Premises, on
                                            an undesignated and unreserved
                                            basis, to be located in such areas
                                            of the Property and/or the Project
                                            as may be reasonably specified by
                                            Landlord from time to time.

        Exhibits:                           The term "Exhibits" shall mean the
                                            Exhibits of this Lease which are
                                            described as follows:

                                            Exhibit A - Legal Description of the
                                                        Project

                                            Exhibit B - Site Plan -Project,
                                                        Building, General
                                                        Parking Areas.

                                            Exhibit C - Floor Plan / Space Plan

                                       4.

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                                            Exhibit D - Work Letter

                                            Exhibit E - Standard Tenant
                                                        Improvements / Furniture

                                            Exhibit F - Rules and Regulations

                                            Exhibit G - Form of Tenant Estoppel
                                                        Certificate

                                    ARTICLE 2

                      LEASED PREMISES, TERM AND POSSESSION

2.1 Demise Of Leased Premises. Landlord hereby subleases to Tenant and Tenant hereby subleases from Landlord for Tenant's own use in the conduct of Tenant's business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Leased Premises, reserving and excepting to Landlord the right to seventy-five percent (75%) of all assignment consideration and excess rentals as provided in Article 7 below. Tenant's sublease of the Leased Premises, together with the right to use the Outside Areas as described in Paragraph 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws governing the use of the Leased Premises, the Property, and the Project, (iii) all Private Restrictions, easements and other matters now or hereafter of public record and of which Tenant has been given written notice respecting the use of the Leased Premises, the Property, and the Project, and (iv) the Rules and Regulations (as defined in Paragraph 4.12). Notwithstanding any provision of this Lease to the contrary, Landlord hereby reserves to itself and its designees all rights of access, use and occupancy of the Building roof, and Tenant shall have no right of access, use or occupancy of the Building roof Tenant shall have access to the Leased Premises twenty-four (24) hours a day, seven (7) days a week and three hundred sixty-five (365) days a year.

2.2 Right To Use Outside Areas, Cafe Facilities and Workout Facilities. Tenant shall have the right (in conjunction with all other tenants of the Building) to use those portions of the Outside Areas as may be designated in writing by Landlord from time to time, such use to be in conjunction with its use of the Leased Premises and solely for the purposes for which they were designated and intended and for no other purposes whatsoever. In addition, so long as Landlord operates the facilities for its employees, Landlord shall make available to Tenant, its agents, employees and invitees, the following: (i) at no extra charge, the Cafe facility located on the first floor of the Building;
(ii) at no extra charge, the Cafe facility located on the first floor of 303 Velocity Drive, every weekday except the first Friday of each month; (iii) at a cost of $ (to be passed through without profit) per person per month for each person that Tenant desires should have access to such facility, the workout facility located on the first floor of the Building. With respect to the workout facilities, Landlord shall make such workout facility available for Tenant's use no later than sixty (60) days after the Lease Commencement Date Tenant's right to so use the Cafe facilities, the workout facilities and the Outside Areas shall be subject to the limitations on such use as set forth in Article 1 and in the Rules and Regulations, and shall

                                       5.

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terminate concurrently with any termination of this Lease. Except as provided herein, Tenant shall have no right to use any portions of the Project except those portions, if any, of the Project as may be expressly designated in writing by Landlord from time to time, such use to be in conjunction with Tenant's use of the Leased Premises and solely for the purposes for which they were designated and intended and for no other purposes whatsoever. Tenant's right, if any, to so use portions of the Project shall be subject to such limitations on such use as may be in the Rules and Regulations or otherwise as Landlord may prescribe and shall terminate concurrently with any termination of this Lease. In no event shall Tenant have any right to use any portion of the Project occupied by Landlord or utilized on a substantially exclusive basis by Landlord.

2.3 Lease Commencement Date And Lease Term. The date on which the term of this Lease shall begin (the "Lease Commencement Date") shall be the earlier of March 1, 2003 or the date on which Landlord delivers possession of the Leased Premises to Tenant pursuant to Paragraph 2.4 below. The term of this Lease shall in all events end on the Lease Expiration Date (as set forth in Article 1), unless earlier terminated by Landlord. The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the "Lease Term").

2.4 Delivery Of Possession. Landlord shall deliver to Tenant possession of the Leased Premises, demised as shown on Exhibit C attached hereto, no later than March 1, 2003 (the "Intended Delivery Date"), so that Tenant can commence installation of its furniture, fixtures and equipment, including, without limitation, data and telecommunications equipment and cabling and the Improvement Work. If Landlord is unable to so deliver possession of the Leased Premises to Tenant on or before the Intended Delivery Date due to any reason that is beyond Landlord's reasonable control, Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by Tenant; provided, however, that Tenant shall have no obligations under this Lease until such Delivery Date occurs. If Landlord is unable to so deliver possession of the Leased Premises to Tenant by May 1, 2003 (including any extension thereof by reason of Force Majeure or the actions or inactions of Tenant) (the "delivery grace period"), then Tenant's shall be entitled to terminate this Lease. If the failure of the Delivery Date to occur on or before the Intended Delivery Date is due to factors beyond Landlord's reasonable control, then in such event the remedy described in the foregoing sentence shall be Tenant's sole remedy and in no event shall Landlord shall not be liable in damages to Tenant for such delay or such termination. The date upon which Landlord actually delivers possession of the Leased Premises to Tenant shall be referred to herein as the "Delivery Date."

2.5 Condition of Leased Premises, Performance Of Improvement Work; Acceptance Of Possession. Landlord represents and warrants to Tenant that as of the date hereof and the Delivery Date: (i) the construction and the operation of the Building, the Leased Premises and the Project are in full compliance with applicable building codes, environmental, zoning and land use laws, and other applicable local, state and federal laws, regulations and ordinances, including, but not limited to, the Americans with Disabilities Act of 1990 ("ADA"); (ii) Landlord is not aware of any preexisting conditions with respect to the Leased Premises that would give rise to any maintenance, repair or replacement obligation on the part of Tenant pursuant to the terms hereof or that would need to be corrected in order for Tenant to use the Leased Premises for Tenant's intended use; and (iii) the building roof, HVAC system, sprinkler system, electrical system, plumbing, elevators, lighting systems and any other life safety equipment and systems

                                       6.

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are in good working order. No later than the Rent Commencement Date, Landlord shall cause to be installed in the Leased Premises at Landlord's cost and expense the furniture described in Exhibit E as well as all data and telecommunications equipment and cabling. In addition, Landlord shall provide, at its sole cost and expense, (i) with respect to Tenant's server room located in the Leased Premises, (a) a dedicated fan coil unit (which shall be installed no later than the Delivery Date); and (b) electricity and HVAC 24 hours per day, 7 days per week with UPS and generator backup power; and (ii) with respect to Tenant's workstations located in the Leased Premises, access to the Building's diesel generator for backup power purposes on one electric outlet for each workstation located in the Leased Premises. Landlord has constructed the shell and core of the Building (the "Building Shell and Core"), and Landlord shall, at Tenant's expense, pursuant to the work letter attached to this Lease as Exhibit D and made a part hereof (the "Work Letter"), perform the work and make the installations in the Leased Premises substantially as set forth in the Work Letter (such work and installations to be performed or made by Landlord on Tenant's behalf, hereinafter referred to as the "Improvement Work"). It is agreed that by taking delivery of the Leased Premises, Tenant formally accepts the Improvement Work and acknowledges that the Leased Premises are in the condition called for in the Work Letter. Landlord reserves the right, at any time and from time to time, to make alterations, additions, repairs or improvements to or in or to decrease the size or area of all or any part of the Building, the fixtures and equipment therein and the parks, plazas and walkways outside the Building, including, without limitation, (a) the "Building Systems" (defined herein as the heating, ventilating, air-conditioning, plumbing, electrical, fire protection, life safety, security and other mechanical, electrical and communications systems of the Building), (b) the common areas, and (c) all other parts of the Building, and to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets and other public parts of the Building, provided that any such alterations or additions not necessitated by governmental action shall not materially diminish the quality or quantity of services being provided to or unreasonably interfere with Tenant's use and occupancy of the Leased Premises.

2.6 Surrender Of Possession. Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant's signs (other than any signs installed by Landlord) from the exterior of the Building and shall remove all of Tenant's equipment, trade fixtures, furniture, supplies, wall decorations and other personal property from within the Leased Premises, the Building and the Outside Areas, and shall vacate and surrender the Leased Premises to Landlord in the same condition, broom clean, as existed upon completion of the Improvement Work in accordance with this Lease and the Work Letter, reasonable wear and tear excepted. Tenant shall repair all damage to the Leased Premises, the exterior of the Building and the Outside Areas caused by Tenant's removal of Tenant's property. Tenant shall patch and refinish, to Landlord's satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises, whether such penetrations were made with Landlord's approval or not. Tenant shall repair or replace all stained or damaged ceiling tiles, wall coverings and floor coverings to the satisfaction of Landlord, to the extent such repairs are necessitated by actions that are not considered normal wear and tear. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the Outside Areas and, where necessary, replace or resurface same, to the extent such repairs are necessitated by actions that are not considered normal wear and tear. Additionally, to the extent that Landlord shall have notified Tenant in writing at the time the improvements were first approved that it desired to have certain improvements made by Tenant or at the request of Tenant

                                       7.

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removed at the expiration or sooner termination of the Lease, Tenant shall, upon the expiration or sooner termination of the Lease, remove any such improvements constructed or installed by Landlord or Tenant and repair all damage caused by such removal. If the Leased Premises (and the Building and the Outside Areas, to the extent applicable) are not surrendered to Landlord in the condition required by this paragraph at the expiration or sooner termination of this Lease, Landlord may, at Tenant's expense, so remove Tenant's signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant's expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises (and the Building and the Outside Areas, to the extent applicable) to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the lesser of ten percent (10%) per annum or the then maximum rate of interest not prohibited or made usurious by Law until paid. Tenant shall pay to Landlord the amount of all costs so incurred plus such interest thereon, within thirty (30) days of receipt of Landlord's billing Tenant for same. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding Tenant or any losses to Landlord with respect to lost opportunities to sublease to succeeding tenants.

                                    ARTICLE 3

                    RENT, LATE CHARGES AND SECURITY DEPOSITS

3.1     Base Monthly Rent. Commencing on the Rent Commencement Date of thirty
(30) days after the Delivery Date [i.e., April 1, 2003 based on a Delivery Date of March 1, 2003], and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefore, in advance on the first day of each calendar month, the amount set forth as "Base Monthly Rent" in Article 1 (the "Base Monthly Rent").

3.2 Additional Rent. Commencing on the first day of the second Lease Year and continuing throughout the Lease Term, in addition to the Base Monthly Rent, Tenant shall pay to Landlord as additional rent (the "Additional Rent") the following amounts:

        (a) An amount equal to all Property Operating Expenses (as defined in Article 13) incurred by Landlord. Landlord shall deliver to Tenant upon adoption of Landlord's annual budget, Landlord's estimate of Property Operating Expenses (including Landlord's Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the such calendar year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent. Landlord shall have the right in its reasonable discretion to revise such estimate and to change the methods of billing no more than once a year upon thirty (30) days prior written notice to Tenant.

        (b) Landlord's share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7.

        (c) Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

                                       8.

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        (d)     Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

3.3 Year-End Adjustments; Audit Rights. Landlord shall furnish to Tenant within three months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. Landlord's annual statement shall be final and binding upon Landlord and Tenant unless Tenant within thirty (30) days after receipt thereof shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefore. If within thirty (30) days of Landlord's receipt of Tenant's timely delivered written notice contesting any items in an annual statement (the "Resolution Period"), Tenant and Landlord are unable to come to a resolution on any items that Tenant has contested, then, Landlord's books and records pertaining to the calculation of Operating Expenses and Tax Expenses for the preceding year may be audited by Tenant. If the results of such audit or annual statement show that Tenant's payments of Additional Rent for such calendar year exceeded Tenant's obligations for the calendar year, Landlord shall at Landlord's election, refund the over payment to Tenant or credit the excess to the next succeeding installments of Base Monthly and Additional Rent; provided, however, that if the Lease shall have terminated or expired, Landlord shall promptly refund such over payment to Tenant. If the annual statement shows that Tenant's payments of Additional Rent for such calendar year were less than Tenant's obligation for the calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after receipt of such statement. If Tenant elects to audit Landlord's books, such audit shall be conducted at Tenant's expense, by an authorized representative of Tenant within a period of thirty (30) days following the Resolution Period. For purposes hereof, an authorized representative of Tenant shall mean any reputable accounting firm or other party experienced in such audits which is not being compensated on a contingency basis with respect to the audit. Prior to the commencement of any audit, Tenant shall cause its authorized representative to agree in writing, for the benefit of Landlord, that such representative will keep the results of such audit confidential and that such representative will not disclose or divulge the results of such audit, except to Tenant and Landlord. Such audit shall be conducted during reasonable business hours at a location designated by Landlord within the Project and must be completed within thirty (30) days following the end of the Resolution Period. The audit provisions of this paragraph shall survive the expiration or sooner termination of this Lease for no more than thirty (30) days following the final billing Resolution Period.

3.4 Late Charge And Interest On Rent In Default. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within five (5) calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the "Late Charge Amount," and if any Additional Rent is not received by Landlord within five (5) calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to 5% of the Additional Rent not so paid. Landlord and Tenant agree

                                       9.

that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of ten (10) calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said tenth day at the then maximum rate of interest not prohibited or made usurious by Law until paid.

3.5 Payment Of Rent. Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

3.6 Prepaid Rent. Tenant agrees, simultaneously with execution of this lease, to deposit with Landlord an amount equal to the Base Monthly Rent for the first nine months rent on the initial term of this Lease. Landlord agrees to apply such amounts in a timely manner against the Base Monthly Rent due for the first through the ninth months of the initial Lease Term only; provided that if at any time Tenant is in default hereunder, beyond the applicable notice and cure period, Landlord may also apply such amount against other amounts payable by Tenant and then past due after written notice to Tenant.

3.7 Security Deposit. Tenant shall deposit with Landlord upon execution by Tenant of this Lease, the amount set forth in Article 1 as the "Security Deposit" as security for the performance by Tenant of the terms of this Lease to be performed by Tenant. The Security Deposit shall not be used as prepayment of rent. Tenant hereby grants to Landlord a security interest in the Security Deposit, including but not limited to replenishments thereof. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease; (ii) to repair damage to the Leased Premises, the Building or the Outside Areas caused or permitted to occur by Tenant; (iii) to clean and restore and repair the Leased Premises, the Building or the Outside Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2, and (iv) to remedy any other default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant's behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant's request to the Leased Premises. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used,

                                       10.

Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord's ordinary business and shall not be required to segregate it from Landlord's general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay or credit the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit.

                                    ARTICLE 4

                     USE OF LEASED PREMISES AND OUTSIDE AREA

4.1 Permitted Use. Tenant shall be entitled to use the Leased Premises solely for the "Permitted Use" as set forth in Article 1 and for no other purpose whatsoever. Tenant shall continuously use the Leased Premises for such purpose for the entire Lease Term, and at all times in strict accordance with all Laws and Private Restrictions. Any discontinuance of such use for a period of sixty (60) consecutive calendar days (an "Abandonment") shall be, at Landlord's election, a default by Tenant under the terms of this Lease. Tenant shall have the right to use those portions of the Outside Areas as may be designated by Landlord from time to time, such use to be in conjunction with its Permitted Use of the Leased Premises and solely for the purposes for which they were designated and intended and for no other purposes whatsoever.

4.2 General Limitations On Use. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Outside Areas, the Property, or the Project which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Outside Areas, the Property, or the Project. Tenant shall not operate any equipment within the Leased Premises which does or could
(i) injure, vibrate or shake the Leased Premises or the Building, (ii) damage, overload or impair the efficient operation of any electrical, plumbing, heating, ventilating or air conditioning systems within or servicing the Leased Premises or the Building, or (iii) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building. Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building, without the prior written consent of Landlord, which shall not be unreasonably conditioned, delayed or withheld. Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling, walls or roof of the Leased Premises without the prior written consent of Landlord which shall not be unreasonably conditioned, delayed or withheld. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, the Building, the Outside Areas, the Property, or the Project. In no event shall the Leased Premises be used for biotechnology or so-called "wet" laboratory purposes. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times

                                       11.

be stored within the Leased Premises. Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Building, the Outside Areas, the Property, or the Project.

4.3 Noise And Emissions. All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant's use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Building, the Outside Areas, the Property, or the Project or any component part thereof or the property of adjacent property owners.

4.4 Parking. Tenant shall have the use, on an undesignated and unreserved basis, of the number of parking spaces set forth in Article 1 above, such spaces to be in such areas of the Project as may be reasonably specified from time to time by Landlord for Tenant's parking as depicted on Exhibit B. Landlord shall be required to ensure that such spaces are available for Tenant's use, and in connection therewith Landlord shall be required to tow parked cars, provide sanctions against improper parking, or otherwise take steps to free occupied parking spaces for Tenant's use. Tenant shall not use any parking spaces for truck parking or loading except for spaces specifically designated for such use by Landlord. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Outside Areas or on any portion of the Property or the Project. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. Tenant shall have no right to park in any parking garage or structure heretofore or hereafter constructed by or on behalf of Landlord. If Tenant or its employees park any vehicle within the Property or the Project in violation of these provisions, then Landlord may, upon prior written notice to Tenant giving Tenant two (2) business days (or any applicable statutory notice period, if longer than two (2) business days to remove such vehicle(s), in addition to any other remedies Landlord may have under this Lease, charge Tenant, as Additional Rent after the expiration of such two (2) business day period, and Tenant agrees to pay, as Additional Rent, One Hundred Dollars ($100) per day for each day or partial day that each such vehicle is so parked within the Property or the Project. Except for vehicles that Landlord has asked Tenant to remove, Tenant shall not tow or cause to be towed any vehicle located on the Property or the Project until three (3) full business days after Tenant has provided written notice to Landlord identifying such vehicle by brand, model, color, and license plate number and state. Landlord reserves the right to grant easements and access rights to others for use of the parking areas on the Property, provided that such grants do not unreasonably interfere with Tenant's use of the parking areas.

4.5 Signs. Landlord shall provide, at Landlord's sole cost and expense, signage on the Building monument and lobby directory. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas, the Property, or the Project any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas, the Property, or the Project any business identification sign which is visible from the exterior of the Leased Premises until

                                       12.

Landlord shall have approved in writing and in its sole discretion the location, size, content, design, method of attachment and material to be used in the making of such sign; provided, however, that so long as such signs are normal and customary business directional or identification signs within the Building, Tenant shall not be required to obtain Landlord's approval. Any sign, once approved by Landlord, shall be installed at Tenant's sole cost and expense and only in strict compliance with Landlord's approval, using a person approved by Landlord to install same. Landlord may remove any signs (which have not been approved in writing by Landlord and for which approval was required), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Outside Areas, the Property, or the Project and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such sign was so affixed) to its original condition. Tenant shall remove all of Tenant's signs that were installed by Tenant or installed by Landlord on behalf of Tenant at Tenant's request, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord's satisfaction, upon the termination of this Lease.

4.6 Compliance With Laws And Private Restrictions. Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Private Restrictions respecting Tenant's use and occupancy of the Leased Premises, the Building, the Outside Areas, the Property, or the Project, including, without limitation, building codes, the Americans With Disabilities Act and the rules and regulations promulgated thereunder, and all Laws governing the use and/or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant's failure to so abide, observe, or comply. Tenant's obligations hereunder shall survive the expiration or sooner termination of this Lease.

4.7 Compliance With Insurance Requirements. With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct nor permit any other person to conduct any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Building, the Outside Areas, the Property, or the Project which (i) is prohibited under the terms of any such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

4.8 Landlord's Right To Enter. Landlord and its agents shall have the right to enter (A) the elevator lobby, stairwells, or service elevators within the Leased Premises, and/or onto the roof of the Building, without advance notice to Tenant but with notice to be provided after such entry, and (B) any other portion of the Leased Premises during normal business hours after giving Tenant reasonable notice and subject to Tenant's reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or tenants; (iii) making necessary alterations, additions or repairs; and (iv) performing any of

                                       13.

Tenant's obligations when Tenant has failed to do so. Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant's reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (i) inspecting the exterior of the Building and the Outside Areas; (ii) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least thirty (30) days' prior written notice of any work to be performed on the Leased Premises); and (iii) supplying any services to be provided by Landlord. Any entry into the Leased Premises or the Outside Areas obtained by Landlord in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof.

4.9 Use Of Outside Areas. Tenant, in its use of the Outside Areas, shall at all times ensure that it and its employees, agents, contractors, invitees, and licensees shall keep the Outside Areas free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If, in the opinion of Landlord, Tenant's employees, agents, contractors, invitees, or licensees are using any of the Outside Areas for a use that is not permitted under this Lease by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use. Landlord reserves the right to grant easements and access rights to others for use of the Outside Areas and shall not be liable to Tenant for any diminution in Tenant's right to use the Outside Areas as a result so long as such actions do not unreasonably interfere with Tenant's use of or access to the Leased Premises or its parking rights granted hereunder.

4.10 Environmental Protection. Tenant's obligations under this Paragraph 4.10 shall survive the expiration or termination of this Lease.

        (a) As used herein, the term "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of "hazardous substances," "hazardous materials," "hazardous waste," "hazardous chemical substance or mixture," "imminently hazardous chemical substance or mixture," "toxic substances," "hazardous air pollutant," "toxic pollutant," or "solid waste" in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 ("CERCLA" or "Superfund"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C.
Section 9601 et seq., (b) Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq., (c) Federal Water Pollution Control Act ("FSPCA"), 33 U.S.C. Section 1251 et seq., (d) Clean Air Act ("CAA"), 42 U.S.C. Section 7401 et seq., (e) Toxic Substances Control Act ("TSCA"), 14 U.S.C. Section 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act ("California Superfund"), Cal. Health & Safety Code Section 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code
Section 25100 et seq., (i) Porter-

                                       14.

Cologne Water Quality Control Act ("Porter-Cologne Act"), Cal. Water Code
Section 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes Section 25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), Cal. Health & Safety code Section 25249.5 et seq., (l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code Section 25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code Section 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules. Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof,
(iii) asbestos, (iv) polychlorinted biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

        (b) Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous Materials; provided, however, that unless caused by Tenant, Tenant shall not be responsible for contamination of the Leased Premises by Hazardous Materials existing as of the Lease Commencement Date. Tenant shall not store, use or dispose of any Hazardous Materials; provided, however, that if Landlord and Owner, in their sole discretion, approve the same, then Tenant may store, use and dispose of those Hazardous Materials listed in a Hazardous Materials management plan ("HMMP") which Tenant shall deliver to Landlord upon execution of this Lease and update at least annually with Landlord ("Permitted Materials") which may be used, stored and disposed of provided (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable laws, (ii) such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP, and (iii) Tenant shall provide Landlord with copies of all material safety data sheets and other documentation required under applicable Laws in connection with Tenant's use of Permitted Materials as and when such documentation is provided to any regulatory authority having jurisdiction, and
(iv) in no event shall Tenant cause or permit anyone for whom Tenant is responsible to discharge into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building any Hazardous Materials. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and Owner and their agents harmless from and against all claims, costs and liabilities, including reasonable attorneys' fees and costs, arising out of or in connection with Hazardous Materials on or emanating from the Leased Premises to the extent caused by Tenant; provided that Tenant shall not be responsible for and, such indemnity does not extend to contamination of the Leased Premises by Hazardous Materials resulting from the gross negligence or willful misconduct of Landlord or Owner. If the presence of Hazardous Materials on the Leased Premises caused or permitted by Tenant results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and

                                       15.

Owner and their agents harmless from and against all claims, costs and liabilities, including reasonable attorneys' fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to remedy any contamination of the Leased Premises and other property caused by Tenant and to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials; provided that Tenant shall not be responsible for and, such indemnity does not extend to claims, costs and liabilities arising out of or in connection with any work required to remedy any contamination of the Leased Premises resulting from the gross negligence or willful misconduct of Landlord or Owner.

        (c) Upon termination or expiration of the Lease, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Leased Premises, the Building, the Property and/or the Project by Tenant, its agents, contractors, or invitees, and all installations (whether interior or exterior) made by or on behalf of Tenant relating to the storage, use, disposal or transportation of Hazardous Materials, to be removed from the Property and/or the Project and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant. Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Property and/or the Project and shall take all other actions as may be required to complete the closure of the Property and/or the Project. In addition, if Tenant, its agents, contractors, or invitees are responsible for the presence of Hazardous Materials in or about the Leased Premises, the Building, the Property or the Project, then, prior to vacating the Leased Premises, Tenant shall undertake and submit to Landlord an environmental site assessment from an environmental consulting company acceptable to Landlord which site assessment shall evidence Tenant's compliance with this Paragraph 4.10.

        (d) At any time prior to expiration of the Lease term, subject to reasonable prior notice and Tenant's reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant's business at the Leased Premises, Landlord shall have the right to enter in and upon the Property, Building and Leased Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred. Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant's option and cost, shall permit split sampling for testing and analysis by Tenant. Such testing shall be at Tenant's expense if Landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Project, the Property, the Building or the Leased Premises, which has been caused by or resulted from the activities of Tenant, its agents, contractors, or invitees.

        (e) Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation except to the extent such environmental damage unreasonably interferes with Tenant's use and occupancy of the Leased Premises. Tenant agrees at all times to cooperate fully with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

                                       16.

4.11 Construction Activities. Tenant acknowledges that there may be other construction occurring on the Property or the Project now and in the future, including, but not limited to, the grading of land and the construction of buildings, parking lots, parking garages, roadways, and other structures, and improvements ancillary thereto. So long as such construction activities do not unreasonably interfere with Tenant's access to, use or occupancy of the Leased Premises, Tenant will not object thereto, will not seek to impose any restriction or limitation thereon, will not assert any challenge thereto, and will at all times cooperate with Landlord in obtaining and maintaining any and all necessary government approvals and permits at no cost to Tenant. Tenant further acknowledges that there will, necessarily, be some disruption in the Project and of the business to be conducted by Tenant in the Leased Premises, including, but not limited to, noise, dust, interruption and re-routing of traffic, dislocation of parking, construction traffic, sidewalk superintending, and the like. So long as such disruptions do not unreasonably interfere with Tenant's access to, use or occupancy of the Leased Premises, Tenant hereby accepts said disruptions as a necessary and normal part of the above-described grading and construction and hereby waives any and all claims for damages resulting from the same, or resulting from the interruption or diminution of Tenant's business, or in any other manner resulting from or proximately caused by such grading or by the construction of such buildings, parking lots, parking garages, roadways, and other structures, and improvements ancillary thereto, and further waives any claims for injunctive relief and any other relief that might impede or interfere with the construction or renovation thereof. Tenant agrees that Landlord may amend or modify the Rules and Regulations to address issues relating to such construction activities and the orderly conduct of thereof, and Tenant hereby agrees to comply therewith; provided, however, that in no event shall the Rules and Regulations be amended in a manner that unreasonably interferes with Tenant's use or occupancy of the Leased Premises or its rights otherwise granted hereunder.

4.12 Rules And Regulations. Landlord shall have the right from time to time to establish rules and regulations and/or amendments or additions thereto (collectively, "Rules and Regulations"), respecting the use of the Leased Premises, the Outside Areas, the Property, and the Project for the care and orderly management of thereof; provided, however, that in no event shall the Rules and Regulations be amended in a manner that unreasonably interferes with Tenant's use or occupancy of the Leased Premises or its rights otherwise granted hereunder. A copy of the present Rules and Regulations is attached hereto as Exhibit F. Tenant shall comply with the Rules and Regulations. Upon delivery to Tenant of a copy of any reasonable amendments or additions to the Rules and Regulations, Tenant shall also comply therewith. A violation by Tenant of any of such Rules and Regulations shall constitute a breach by Tenant under this Lease. If there is a conflict between the Rules and Regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall have no duty to enforce the Rules and Regulations against, nor shall Landlord be responsible or liable to Tenant for the violation of such Rules and Regulations by, any other tenant of the Property unless said failure unreasonably interferes with Tenant's rights hereunder.

4.13 Reservations. Landlord reserves the right from time to time to grant, without the consent or joinder of Tenant, such easements, rights of way and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and covenants, conditions, and restrictions, so long as such easements, rights of way and dedications, maps, covenants, conditions and restrictions do not unreasonably interfere with the use of the Leased Premises by Tenant or its rights granted hereunder.

                                       17.

                                    ARTICLE 5

                  REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1 Repair And Maintenance. Except in the case of damage to or destruction of the Leased Premises, the Building, the Outside Areas, the Property, or the Project caused by an act of God or other peril, in which case the provisions of
Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building, the Outside Areas, the Property, and the Project.

        (a) Landlord's and Tenant's Obligations. Landlord shall, at all times during the Lease Term, keep and maintain in good order, condition and repair the Leased Premises and every part thereof including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings,
(ii) all windows, doors and skylights, (iii) all electrical wiring, conduits, connectors and fixtures, (iv) all plumbing, pipes, sinks, toilets, faucets and drains, (v) all lighting fixtures, bulbs and lamps and all heating, ventilating and air conditioning equipment, and (vi) all entranceways to the Leased Premises. Any costs incurred by Landlord pursuant to the foregoing sentence shall be included as part of the costs described under subsection (i)(B) of
Section 13.12(c) relating to Property Maintenance Cost. Notwithstanding the foregoing, Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, the Building, the Outside Areas, the Property, or the Project caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damages.

        (b) Landlord's Obligations, Building and Building Systems. Landlord shall, at all times during the Lease Term, maintain in good condition and repair the foundation, roof structure, load-bearing and exterior walls of the Building, and those Building elevators, electrical, plumbing, and life safety (and Building central heating, ventilating, and air conditioning) systems or components thereof which serve the Building but which do not serve, or are not identifiable with, the Leased Premises or the premises leased to other building tenants. Landlord shall hire a licensed roofing contractor to regularly and periodically inspect and perform required maintenance on the roof of the Building, and a licensed heating, ventilating and air conditioning contractor to regularly and periodically inspect and perform required maintenance on the heating, ventilating and air conditioning equipment and systems serving the Leased Premises. The provisions of this subparagraph (b) shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to
Article 3 (to the extent permitted pursuant to Article 3), the costs incurred by Landlord in performing such maintenance and/or making such repairs.

5.2 Utilities and Services. Landlord will furnish to the Leased Premises during the period from 6:00 a.m. to 8:00 p.m., Monday through Friday, and 6:00 a.m. to 12 p.m. on Saturday, except for New Year's Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas and such other holidays as are generally recognized in San Francisco, California (hereafter, "Building Standard Hours"), and subject to rules and regulations from time to time established by Landlord: heating, air conditioning and ventilation in amounts required, in Landlord's reasonable judgment, for the normal use and occupancy of the Leased Premises, provided that Landlord shall comply with ASHRAE . Tenant shall pay Landlord the amount of

                                       18.

Landlord's then current hourly charge at cost with no mark-up for Building standard HVAC usage during any times other than Building Standard Hours. Notwithstanding anything to the contrary herein, Landlord will furnish twenty-four (24) hours a day, seven (7) days a week HVAC to Tenant's server room. Tenant must provide a minimum of 24 hours advance notice to Landlord, as to what after-hours usage Tenant will require.

        (a) Subject to subparagraphs (c) and (d) below, Landlord will furnish to the Leased Premises (including Tenant's server room) twenty-four (24) hours a day, seven (7) days a week: (a) elevator service, (b) electric current in amounts required for normal lighting by building standard overhead fluorescent fixtures and for Tenant's computers, electronic data processing machines, copying machines and other office equipment, located in the Leased Premises, and (c) water for lavatory and drinking purposes. In addition, Landlord shall furnish to Tenant janitorial service during the times and in the manner that such services are customarily furnished in comparable office buildings in the area; provided that in no event shall Landlord be obligated to furnish janitorial service on Saturdays, Sundays, or legal holidays. It is understood that subject to subparagraphs (c) and (d) below, such elevator service, electric current and water will be available twenty-four (24) hours a day.

        (b) In the event any governmental entity promulgates or revises any statute, ordinance or building, fire or other code or imposes mandatory controls or guidelines on Landlord or the Building or any part thereof relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile emissions or the provision of any other utility or service provided with respect to this Lease, or in the event Landlord is required by law to make alterations or to perform maintenance with respect to, any part of the Building in order to comply with such mandatory controls, or guidelines, such compliance, the making of such alterations and/or the performance of such maintenance shall in no event entitle Tenant to any damages, relieve Tenant of the obligation to pay the full Base Monthly Rent and Additional Rent reserved hereunder, or to perform each of its other covenants hereunder or constitute or be construed as a constructive or other eviction of Tenant.

        (c) Without the prior written consent of Landlord, which Landlord may refuse in its sole discretion, the electrical current available to the Leased Premises for power (excluding the central heating, air conditioning, ventilating system and standard overhead lighting) shall at no time exceed a connected load of 27,000 watts at 277/480 volts and 154,688 watts at 120/208 volts. Without the prior written consent of Landlord, which Landlord may refuse in its sole discretion, Tenant shall not: (a) connect or use any electrical equipment that exceeds the capacity of the Building electrical system; (b) connect any apparatus, machine or device through electrical outlets except in the manner for which such outlets are designed and without the use of any device intended to increase the plug capacity of any electrical outlet; or (c) maintain at any time an electrical demand load in excess of 116,016 watts. If Tenant's electrical circuitry requires more than one 277 volt, 20 amp single phase breaker per three kilowatts of connected load of electrical current or one 120 volt, 20 amp single phase breaker per 1.2 kilowatts of connected load of electrical current, Landlord shall install at Tenant's expense such additional breakers and transformers as shall be reasonably required for such circuitry. At any time that Tenant's use of electricity exceeds 50,692 kilowatt hours per month, Landlord shall have the right to impose a reasonable charge, as determined by Landlord, for such excess use.

                                       19.

        (d) Tenant acknowledges that the heating, air conditioning and ventilating system of the Building is designed to operate efficiently while electrical equipment such as customary lamps, computers and other small fractional horsepower office machines are being used in the Leased Premises and while the Leased Premises are occupied in any Building System zone per the floor space plan provided. If the temperature otherwise maintained in any portion of the Building or the Leased Premises by the heating, air conditioning and ventilating system of the Building is affected by (a) Tenant's use of any lights, machines or equipment (including, without limitation, computers, electronic data processing machines and copying machines), or (b) the occupancy, as defined by the floor space plan, of the Leased Premises is exceeded or (c) an electrical load that generates heat in excess of 527,948 BTU / hour, Landlord shall have the right, unless Tenant ceases and desists from such usage or excess occupancy within five (5) days after written notice from Landlord, to install any machinery and equipment that Landlord reasonably deems necessary to restore temperature balance, including, without limitation, modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance incurred thereby, shall be paid by Tenant to Landlord within thirty (30) days after receipt of demand therefore by Landlord.

        (e) Any costs incurred by Landlord to provide the utilities and services pursuant to this section 5.2 shall be included as part of the costs described under subsection (i)(B) of Section 13.12(c) relating to Property Maintenance Cost.

5.3 Access Control. Except for providing Tenant with a card based access system to the Leased Premises, which Landlord shall be responsible for repairing and maintaining during the Lease Term, Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Outside Areas, the Property, or the Project and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant's property or Tenant's employees, invitees or contractors. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same, and shall cause such security or protection services to be coordinated with any similar services, if any, being provided from time to time with respect to any other portions of the Project. Landlord shall staff the Building lobby during Building Hours. Any costs incurred by Landlord to meet its obligations pursuant to this section shall be included as part of the costs described under subsection (i)(B) of Section 13.12(c) relating to Property Maintenance Cost.

5.4 Energy And Resource Consumption; Traffic Management System. So long as Landlord does not unreasonably interfere with Tenant's use and occupancy of the Leased Premises, Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental or quasi-governmental agencies and/or utility suppliers in reducing energy or other resource consumption within, and/or vehicular traffic to and from, the Property or the Project, and the cost incurred by Landlord in connection therewith shall be included as part of the costs described under subsection (i)(B) of Section 13.12(c) relating to Property Maintenance Cost. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems within the Property, and/or (ii) in order to

                                       20.

comply with the requirements or recommendations of utility suppliers and governmental or quasi-governmental agencies regulating the consumption of energy and/or other resources, and/or (iii) in order to comply with any requirements, recommendations, or guidelines relating to traffic management.

5.5 Limitation Of Landlord's Liability. Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant's property or loss of Tenant's business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord's failure to provide security services or systems within the Property for the protection of the Leased Premises, the Building or the Outside Areas, or the protection of Tenant's property or Tenant's employees, invitees, agents or contractors, except as required under
Section 5.3 above or (ii) Landlord's failure to perform any maintenance or repairs to the Leased Premises, the Building, the Outside Areas, the Property, or the Project until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Outside Areas, the Property, or the Project from whatever cause (other than Landlord's gross negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord).

                                    ARTICLE 6

                          ALTERATIONS AND IMPROVEMENTS

6.1 By Tenant. Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefore, which approval may not be unreasonably conditioned, delayed (which in this case shall mean beyond fifteen (15) business days), or withheld. Landlord's approval of Tenant's plans and specifications shall create no liability on the part of Landlord for their completeness, sufficiency, or compliance with Laws or Private Restrictions. Tenant's written request shall also contain a request (in bold, all capital letters) for Landlord to elect whether or not it will require Tenant to remove the subject alterations, modifications or improvements at the expiration or earlier termination of this Lease. If such additional request is not included, Landlord may make such election at the expiration or earlier termination of this Lease (and for purposes of Tenant's removal obligations set forth in Paragraph 2.6 above, Landlord shall be deemed to have made the election at the time the alterations, modifications or improvements were completed). All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant's expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefore. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until
(i) all required governmental approvals and permits shall have been obtained,
(ii) all requirements regarding insurance imposed by this Lease have

                                       21.

been satisfied, (iii) Tenant shall have given Landlord at least five (5) business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder's risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modification, alterations or improvements whatsoever to the Outside Areas or the exterior or structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof or exterior walls of the Leased Premises. As used in this Article, the term "modifications, alterations and/or improvements" shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like.

6.2 Ownership Of Improvements. All modifications, alterations and improvements made or added to the Leased Premises by Tenant (other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease Term and Tenant hereby covenants and agrees not to grant a security interest in any such items to any party other than Landlord. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord's written approval first obtained in accordance with the provisions of Paragraph 6.1 above. At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures, shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to
Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of
Article 2, in which case Tenant shall so remove same. Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord and/or at Landlord's expense shall be deemed real property and a part of the Leased Premises and shall be property of Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.

6.3 Alterations Required By Law. Tenant shall make all modifications, alterations and improvements to the Leased Premises, at its sole cost, that are required by any Law because of (i) Tenant's use or occupancy of the Leased Premises, the Building, the Outside Areas, the Property, or the Project, (ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's making of any modifications, alterations or improvements to or within the Leased Premises.

6.4 Liens. Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant's interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within

                                       22.

thirty (30) days after receipt of notice that the same has been recorded. Tenant's failure to do so shall be conclusively deemed a material default under the terms of this Lease.

                                    ARTICLE 7

                       ASSIGNMENT AND SUBLETTING BY TENANT

7.1 By Tenant. Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, whether voluntarily or by operation of Law, or permit the occupancy by other than Tenant, its employees and contractors, without Landlord's prior written consent which shall not be unreasonably conditioned, delayed or withheld. Any subletting or assignment without Landlord's prior written consent, at Landlord's election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant's interest in this Lease. Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

        (a)     the proposed assignee or sublessee is a governmental agency;

        (b) in Landlord's reasonable judgment, the use of the Leased Premises by the proposed assignee or sublessee would involve occupancy other than for a Permitted Use, would entail any alterations which would lessen the value of the leasehold improvements in the Leased Premises, or would require increased services by Landlord;

        (c) in Landlord's reasonable judgment, the financial worth of the proposed assignee is less than that of Tenant or does not meet the credit standards applied by Landlord;

        (d) the proposed assignee or sublessee (or any of its affiliates) has been in material default under a lease, has been in litigation with a previous landlord, or in the ten years prior to the assignment or sublease has filed for bankruptcy protection, has been the subject of an involuntary bankruptcy, or has been adjudged insolvent;

        (e) Landlord has experienced a previous default by or is or has been in litigation with the proposed assignee or sublessee

        (f) in Landlord's reasonable judgment, the Leased Premises, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in this Lease;

        (g) the use of the Leased Premises by the proposed assignee or sublessee will violate any applicable law, ordinance or regulation;

        (h) the proposed assignee or sublessee is, as of the date of the proposed assignment or subletting, a tenant in the Building or the Project, or Landlord and such proposed assignee or

                                       23.

sublessee have, at or prior to such time, been in communication regarding lease of space in the Project;

        (i) the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 7;

        (j) Tenant is then in default of any obligation of Tenant under this Lease or Tenant has defaulted under this Lease beyond any applicable cure period on three or more occasions; or

        (k) the proposed assignee or sublessee is deemed, in Landlord's reasonable judgment, to be competitive in any way (including but not limited to competition by product type, labor usage, or employee pool) by Landlord; or

        (l) the proposed assignment or sublease is at below market rates, taking into consideration all relevant factors; or

        (m) in the case of a subletting of less than the entire Leased Premises, if the subletting would result in the division of the Leased Premises into more than two subparcels or would require improvements to be made outside of the Leased Premises.

7.2 Merger, Reorganization, or Sale of Assets. Except for a Permitted Transfer (as defined below), any dissolution, spin-off or other disposition, merger, consolidation or other reorganization of Tenant, or the sale, transfer or other change in the aggregate over the Lease Term of more than 49% of the capital stock, partnership or membership interests, or other equity interests, of Tenant), or the sale or transfer of a material portion of the assets of Tenant, shall be deemed a voluntary assignment of Tenant's interest in this Lease; provided, however, that the foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed. Notwithstanding anything herein to the contrary, Tenant may assign its entire interest under this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord, provided that all of the following conditions are satisfied (a "Permitted Transfer"): (1) Tenant is not in default under this Lease; (2) Tenant's successor shall own all or substantially all of the assets of Tenant;
(3) Tenant's successor shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; and (4) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization. Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement. If Tenant is a partnership or limited liability company, then in addition to the foregoing, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner or managing member or manager, or the dissolution of the partnership or the limited liability company, shall be deemed a voluntary assignment of Tenant's interest in this Lease. Upon Landlord's reasonable request from time to time, Tenant shall promptly provide Landlord with a statement certified by the Tenant's chief operating officer, which shall provide the following information: (a) the names of all of Tenant's shareholders, partners or members and their ownership interests

                                       24.

at the time thereof, provided Tenant's shares are not publicly traded; (b) the state in which Tenant is incorporated, formed or organized; (c) the location of Tenant's principal place of business; (d) any information that is made public regarding a material change in the ownership structure of Tenant, including, without limitation, a merger or consolidation; and (e) any other public information regarding Tenant's ownership that Landlord reasonably requests.

7.3 Landlord's Election. If Tenant shall desire to assign its interest under the Lease or to sublet the Leased Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of the date it intends to so assign its interest in this Lease or sublet all or any portion of the Leased Premises but not sooner than one hundred eighty
(80) days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the property assignee's or sublessee's intended use of the Leased Premises, current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request. Landlord shall have a period of thirty (30) days following receipt of such notice and the required information within which to do one of the following: (i) consent to such requested assignment or subletting subject to Tenant's compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably conditioned, delayed or refused; or (iii) terminate this Lease, at Landlord's sole option, as to only such portion of the Leased Premises as is the subject of the proposed assignment or subletting as of the proposed effective date of such assignment or sublease. During such thirty (30) day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee.

7.4 Conditions To Landlord's Consent. If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment or subletting but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee or sublessee. The conditions are as follows:

        (a) Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents, which approval shall not be unreasonably conditioned, delayed or withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

        (b) Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased.

                                       25.

        (c) Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of such assignment or subletting.

        (d) Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys' fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment.

        (e) Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement or assignment agreement (as applicable) and all related agreements.

        (f) Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord seventy-five percent (75%) of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant's behalf or for Tenant's benefit for such assignment or subletting as follows:

                (i) If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, Tenant shall have paid to Landlord and Landlord shall have received an amount equal to seventy-five percent (75%) of the assignment consideration so paid or to be paid (whichever is the greater) at the time of the assignment by the assignee; or

                (ii) If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant's assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's assignee jointly agree to pay to Landlord an amount equal to seventy-five percent (75%) of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid.

                (iii) If Tenant subleases the Leased Premises, that Tenant and Tenant's sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's sublessee jointly agree to pay to Landlord seventy-five percent (75%) of all excess rentals to be paid by such sublessee as and when such excess rentals are so paid.

7.5 Assignment Consideration And Excess Rentals Defined. For purposes of this Article, including any amendment to this Article by way of addendum or other writing, the term "assignment consideration" shall mean all consideration to be provided by or on behalf of the assignee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit in connection with or related to such assignment, after deducting reasonable third party broker costs actually paid by Tenant, if any, but without deduction for any other costs or expenses (including, without limitation, tenant improvements, capital improvements, building upgrades, permit fees, attorneys' fees, and other consultants' fees) incurred by Tenant in connection with such assignment, and the term "excess rentals" shall mean all consideration to be paid by the sublessee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit for the sublease of all or any portion of the Leased Premises in excess of the rent due to Landlord under

                                       26.

the terms of this Lease for the portion so subleased for the same period, after deducting reasonable third party broker costs actually paid by Tenant, if any, but without deduction for any other costs or expenses (including, without limitation, tenant improvements, capital improvements, building upgrades, permit fees, attorneys' fees, and other consultants' fees) incurred by Tenant in connection with such sublease. Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.

7.6 Payments. All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant's assignee or sublessee makes each such payment to Landlord, Tenant or Tenant's assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the person making such statement as true and correct.

7.7 Good Faith. The rights granted to Tenant by this Article are granted in consideration of Tenant's express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant's personal property which may be conveyed or leased generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this covenant, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease. In the event Tenant assigns or subleases all or any portion of the Leased Premises at below market rates, it shall be rebuttably presumed that Tenant has engaged in bad faith and that consideration is being provided by the assignee or sublessee in excess of the consideration allocated by Tenant to the Leased Premises or portion thereof which is the subject of the assignment or sublease. Tenant shall have the burden of proof to rebut such presumption.

7.8 Effect Of Landlord's Consent. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments of Tenant's interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered by a court of competent jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord. No subtenant shall have any right to assign its sublease or to further sublet any portion of the sublet premises or to permit any portion of the sublet premises to be used or occupied by any other party. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered by a court of competent

                                       27.

jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord. Upon an event of default while a sublease is in effect, Landlord may collect directly from the sublessee all sums becoming due to Tenant under the sublease and apply this amount against any sums due Landlord by Tenant, and Tenant authorizes and directs any sublessee to make payments directly to Landlord upon notice from Landlord. No direct collection by Landlord from any sublessee shall constitute a novation or release of Tenant or any guarantor, a consent to the sublease or a waiver of the covenant prohibiting subleases.

7.9 Assignment or Sublease to Subsidiary or Affiliate. Notwithstanding the foregoing, Landlord's consent shall not be required in connection with an assignment or sublease by Tenant to an Affiliate (as hereinafter defined) of Tenant, so long as such affiliated assignee's or sublessee's use of the Leased Premises does not materially change. As used in this Paragraph 7.9, the term "Affiliate" shall mean as to an entity, any entity which controls, is controlled by or is under common control with such entity. The term "control" shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding voting stock of a corporation or other equity interest if such entity is not a corporation.

                                    ARTICLE 8

                LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

8.1 Limitation On Landlord's and Owner's Liability And Release. Neither Landlord nor Owner shall be liable to Tenant for, and Tenant hereby releases Landlord and Owner and their officers, directors, shareholders, partners, principals, members, agents, employees, lenders, attorneys, contractors, and consultants from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant's agents, employees, contractors or invitees, any damage to Tenant's property, or any loss to Tenant's business, loss of Tenant's profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Building, the Property, the Outside Areas, or the Project, including without limitation
(i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Project, the Property, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Project, the Property, the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Project, the Property, the Building or the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Project, the Property, the Building or the Leased Premises, (v) the existence of any design or construction defects within the Project, the Property, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Project, the Property, the Building or the Leased Premises, except that Tenant does not so release Landlord, Owner or any such indemnified party from such liability to the extent such damage was proximately caused by Landlord's, Owner's or such indemnified party's gross negligence, willful misconduct, or

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Landlord's failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation. In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this paragraph is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

8.2 Tenant's Indemnification Of Landlord and Owner. Tenant shall defend with competent counsel satisfactory to Landlord and Owner, Landlord and Owner and their respective officers, directors, shareholders, partners, principals, members, agents, employees, lenders, attorneys, contractors, and consultants (the "Indemnified Parties") against any claims made or legal actions filed or threatened against any of the Indemnified Parties with respect to the violation of any Law or Private Restriction, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Leased Premises, the Building, the Outside Areas, the Property, or the Project, to the extent resulting from Tenant's use or occupancy of the Leased Premises, the Building, the Outside Areas, the Property, or the Project, or resulting from Tenant's activities in or about the Leased Premises, the Building, the Outside Areas, the Property, or the Project, and Tenant shall indemnify and hold the Indemnified Parties harmless from any loss, liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the gross negligence or willful misconduct of Landlord or the Indemnified Party. Tenant's obligations under this paragraph shall survive the expiration or sooner termination of this Lease.

                                    ARTICLE 9

                                    INSURANCE

9.1 Tenant's Insurance. Tenant shall maintain insurance complying with all of the following:

        (a) Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

                (i) Commercial general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant's use or occupancy of the Leased Premises, the Building, the

                                       29.

Outside Areas, the Property, or the Project, or resulting from Tenant's activities in or about the Leased Premises, the Outside Areas, the Property, or the Project, with coverage in an amount equal to Tenant's Required Liability Coverage (as set forth in Article 1), which insurance shall contain "blanket contractual liability" and "broad form property damage" endorsements insuring Tenant's performance of Tenant's obligations to indemnify Landlord as contained in this Lease.

                (ii) Fire and property damage insurance in "special form" coverage insuring Tenant against loss from physical damage to Tenant's personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;

                (iii) Business income/extra expense insurance sufficient to pay Base Monthly Rent and Additional Rent for a period of not less than twelve
(12) months;

                (iv)    Plate glass insurance, at actual replacement cost;

                (v) Product liability insurance (including, without limitation, if food and/or beverages are distributed, sold and/or consumed within the Leased Premises, to the extent obtainable, coverage for liability arising out of the distribution, sale, use or consumption of food and/or beverages (including alcoholic beverages, if applicable) at the Leased Premises for not less than Tenant's Required Liability Coverage (as set forth in Article 1);

                (vi) Workers' compensation insurance (statutory coverage) with employer's liability in amounts not less than $1,000,000 insurance sufficient to comply with all laws; and

                (vii) With respect to making of any alterations or modifications or the construction of improvements or the like undertaken by Tenant, course of construction, commercial general liability, automobile liability and workers' compensation (to be carried by Tenant's contractor), in an amount and with coverage reasonably satisfactory to Landlord.

        (b) Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph or actually carried by Tenant with respect to the Leased Premises or the Property: (i) shall, except with respect to insurance required by subparagraph (a)(vii) above, name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord with Best's ratings of at least A and (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty
(30) days prior written notice to Landlord, and (vi) shall contain a so-called "severability" or "cross liability" endorsement. Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by

                                       30.

reason of any act or omission of Landlord, its partners, principals, members, officers, employees, agents and contractors.

        (c) Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this paragraph must be complied with not less than thirty (30) days prior to the expiration or cancellation of the policies being renewed or replaced. Landlord may, at any time and from time to time, inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article. If Landlord's Lender, insurance broker, advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord's Lender, insurance broker, advisor or counsel reasonably deems adequate. In the event Tenant does not maintain said insurance, Landlord may, in its sole discretion and without waiving any other remedies hereunder, procure said insurance and Tenant shall pay to Landlord as additional rent the cost of said insurance plus a ten percent (10%) administrative fee.

9.2     Landlord's Insurance. With respect to insurance maintained by Landlord:

        (a) Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called special form coverage insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six months. Such fire and property damage insurance, at Landlord's election but without any requirements on Landlord's behalf to do so, (i) may be written in so-called "all risk" form, excluding only those perils commonly excluded from such coverage by Landlord's then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or (iv) may provide coverage for loss of rents for a period of up to twelve months. Landlord shall not be required to cause such insurance to cover any of Tenant's personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

        (b) Landlord shall maintain commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Ten Million Dollars ($10,000,000). Landlord may carry such greater coverage as Landlord

                                       31.

or Landlord's Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord, the Property, and the Project.

        (c) Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent in carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.

9.3 Mutual Waiver Of Subrogation. Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises, the Property, or the Project which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

                                   ARTICLE 10

                            DAMAGE TO LEASED PREMISES

10.1 Landlord's Duty To Restore. If the Leased Premises, the Building or the Outside Area are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Outside Area, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord's obligation to restore shall be limited to the improvements constructed by Landlord. Landlord shall have no obligation to restore any alterations, modifications or improvements made by Tenant to the Leased Premises or any of Tenant's personal property, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant's improvements constructed by Tenant to like or similar conditions as existed at the time immediately prior to such damage or destruction.

10.2 Insurance Proceeds. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph
10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord's property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain

                                       32.

the property of Tenant. The determination of Landlord's property and Tenant's property shall be made pursuant to Paragraph 6.2.

10.3 Landlord's Right To Terminate. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within sixty (60) days after the date of such damage or destruction:

        (a) The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an "insured peril") to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord plus the deductible with respect to such insurance, or (ii) fifty percent (50%)of the then actual replacement cost thereof;

        (b) The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of
Article 9 of this Lease.

        (c) The Building is damaged by any peril and, because of the laws then in force, the Building (i) cannot be restored at reasonable cost or (ii) if restored, cannot be used for the same use being made thereof before such damage.

10.4 Tenant's Right To Terminate. If the Leased Premises, the Building or the Outside Area are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within seven (7) business days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

        (a) If the time estimated to substantially complete the restoration exceeds nine (9) months from and after the commencement of construction; or

        (b) If the damage occurred within twelve (12) months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds one hundred eighty (180) days from and after the date such restoration is commenced.

10.5 Tenant's Waiver. Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned "Tenant's Right To Terminate", are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

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

                                   ARTICLE 11

                                  CONDEMNATION

11.1    Tenant's Right To Terminate. Except as otherwise provided in Paragraph
11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, or (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

11.2    Landlord's Right To Terminate. Except as otherwise provided in Paragraph
11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business, or (iii) because of the laws then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph 11.3 below. Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

11.3 Restoration. If any part of the Leased Premises or the Building is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by laws then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant's continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.

11.4 Temporary Taking. If a portion of the Leased Premises is temporarily taken for a period of ninety (90) days or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect. If any portion of the Leased Premises is temporarily taken for a period which exceeds ninety (90) days or which extends beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs
11.1 and 11.2 above.

11.5 Division Of Condemnation Award. Any award made for any taking of the Property, the Building, or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically
(i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs, or (iii) for the value of any leasehold improvements installed and paid for by Tenant. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the

                                       34.

Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

11.6 Abatement Of Rent. In the event of a taking of the Leased Premises which does not result in a termination of this Lease, then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking. In the case of a temporary taking, such abatement shall only continue during the pendency of the temporary taking.

11.7 Taking Defined. The term "taking" or "taken" as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

                                   ARTICLE 12

                              DEFAULT AND REMEDIES

12.1 Events Of Tenant's Default. Tenant shall be in default of its obligations under this Lease if any of the following events occur:

        (a) After applicable notice, Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due; or

        (b) Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or the Outside Areas which is prohibited by the terms of this Lease; or Tenant shall have failed to perform any term, covenant or condition of this Lease (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) and such prohibited act or failure shall not be cured within thirty (30) days after written notice from Landlord to Tenant specifying the nature of such prohibited action or failure and requesting Tenant to cure the same; provided, however, that if such prohibited action or failure cannot reasonably be cured within thirty (30) days, Tenant shall have such longer period as is reasonably necessary to cure such failure provided that Tenant commences its cure within such thirty (30) day period and prosecutes such cure to completion; or

        (c) Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of law; or

        (d) There shall have been an Abandonment (as defined in Section 4.1) of the Leased Premises by the Tenant; or

                                       35.

        (e) Tenant or any Guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such Guarantor) or any property or asset essential to the conduct of Tenant's (or such Guarantor's) business, and Tenant (or such Guarantor) shall have failed to obtain a return or release of the same within sixty (60) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

        (f) Tenant or any Guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

        (g) Tenant or any Guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant's consent or over Tenant's objection, Landlord may not terminate this Lease pursuant to this subparagraph if such decree or order is rescinded or reversed within sixty (60) days after its original entry; or

        (h) Tenant or any Guarantor of this Lease shall have availed itself of the protection of any debtor's relief law, moratorium law or other similar law which does not require the prior entry of a decree or order and same is not rescinded or reversed within sixty (60) days after its original entry.

12.2 Landlord's Remedies. In the event of any default by Tenant, and without limiting Landlord's right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by Law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

        (a) Landlord may, at Landlord's election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by Law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

        (b) Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying

                                       36.

the Leased Premises or any part thereof, without being liable for prosecution or any claim or damages therefore. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:

                (i) Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

                (ii) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

                (iii) Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.

        (c) In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 ("lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations"), as in effect on the Effective Date of this Lease.

        (d) In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by Law shall be used where permitted. Such damages shall include, without limitation:

                (i) The worth at the time of the award of the unpaid rent which had been earned at the time of termination; plus

                (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; plus

                                       37.

                (iv) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker's fees allocable to the remainder of the Lease Term, advertising costs and other expenses of reletting the Leased Premises, (iv) expenses incurred in removing, disposing of and/or storing any of Tenant's personal property, inventory or trade fixtures remaining therein; (v) reasonable attorney's fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises; and (vi) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant's default.

        (e) Any notice of Tenant's breach or default given hereunder shall be effective and shall subject Tenant to judgment for possession and judgment for the actual amount of rent and other sums found to be due in an unlawful detainer or other civil action, notwithstanding the fact that the amount of rent demanded in such notice is not in fact correct, provided that (1) it is determined that some amount of rent was owing, (2) the amount stated in the notice was identified in such notice as an estimated amount, and (3) the amount claimed in the notice was reasonably estimated. The amount claimed in such notice shall be conclusively presumed to have been reasonably estimated if, in relation to the amount determined to be due upon the trial or other judicial determination of that issue, the estimated amount was no more than twenty percent (20%) more or less than the amount determined to be due.

12.3 Landlord's Default And Tenant's Remedies. In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; provided that, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period. In the event of Landlord's default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

12.4 Limitation Of Tenant's Recourse. Tenant's sole recourse against Landlord shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building and the Outside Areas, or
(b) the equity interest Landlord would have in the Building and the Outside Areas if the Building and the Outside Areas were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building and the Outside Areas (as such value is reasonably determined by Landlord). If Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that
(i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees,

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partners, joint venturers, members, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have recourse only to the interest of such corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity in the Building and the Outside Areas for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders or principals. Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:

        (a) No partner or member of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership and then only for that sole purpose);

        (b) No service of process with respect to any alleged breach of this Lease shall be made against any partner or member of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

        (c) No writ of execution will ever be levied against the assets of any partner or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

12.5 Tenant's Waiver. Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

                                   ARTICLE 13

                               GENERAL PROVISIONS

13.1 Taxes On Tenant's Property. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant's estate in this Lease, Tenant's ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord for Tenant's use within the Leased Premises or the Outside Areas, Tenant's use (or estimated use) of public facilities or services or Tenant's consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, "Tenant's Interest"). Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public

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charges are levied against Landlord, Landlord's property, the Building, the
Property, or the Project, or if the assessed value of the Building, the Property, or the Project is increased by the inclusion therein of a value placed upon Tenant's Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten (10) days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant's behalf and to invoice Tenant for the same. Tenant shall pay to Landlord, as Additional Rent, the amount set forth in Landlord's invoice within the earlier to occur of (a) thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, or (b) after applicable notice, the due date of such invoice. Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

13.2 Holding Over. This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this paragraph. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over. Tenant acknowledges that if Tenant holds over without Landlord's consent, such holding over may compromise or otherwise affect Landlord's ability to enter into new leases with prospective tenants regarding the Leased Premises. Therefore, if Tenant fails to surrender the Leased Premises upon the expiration or termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims resulting from such failure, including, without limiting the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.

13.3 Subordination To Mortgages. This Lease is subject to and subordinate to all ground leases, so-called "synthetic leases," mortgages and deeds of trust which affect the Building, the Property, or the Project and which are of public record (or memoranda of same are of public record) as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or synthetic lease, or any lender holding any such mortgage or deed of trust, shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or lender deems necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord's ground leasing the land underlying the Building, the Property, or the Project, and/or leasing or subleasing the Building, the Property, or the Project, and/or encumbering the Building, the Property, or the Project as security for future loans on such terms as Landlord shall desire, all of which future leases, ground leases, mortgages or deeds of trust shall be subject to and

                                       40.

subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten (10) business days after Landlord's written request therefore, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender, either in a new writing or in the document to which this Lease is being subordinated, agrees not to disturb Tenant's quiet possession of the Leased Premises so long as Tenant is not in default beyond applicable grace, notice and cure periods under this Lease. If Landlord assigns the Lease as security for a loan, or executes a so-called "synthetic lease," Tenant agrees to execute such documents as are reasonably requested by the lender or lessor and to provide reasonable provisions in the Lease (which do not impair Tenant's rights hereunder) protecting such lender's or lessor's interest which are customarily required by institutional lenders making loans secured by a deed of trust, or by institutional synthetic lessors.

13.4    Tenant's Attornment Upon Foreclosure. Tenant shall, upon request, attorn
(i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under an underlying ground lease of the land underlying the Building or the Property, or any synthetic lease of the Building or the Property, should such lease or ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant's rights under this Lease.

13.5 Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered mail to Owner and any Lender or lessor under any underlying ground lease or synthetic lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.

13.6 Estoppel Certificate. Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate substantially in form attached as Exhibit G, (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Building or the Property. Tenant's failure to execute and deliver such estoppel certificate within ten
(10) business days after Landlord's request therefore shall be a material default by Tenant under this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, including the right to terminate this Lease and sue for damages proximately caused thereby, it being agreed and understood by Tenant that Tenant's failure to so deliver such estoppel certificate in a timely manner could result in Landlord being

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

unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest in them.

13.7 Tenant's Financial Information. Tenant shall deliver to Landlord within five (5) business days after Landlord's request, copies of all statements, reports and notices sent or made available generally by Tenant to its security holders or to any holders of subordinated debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property, or any portion thereof or interest therein. Any such financial statement or other information which is marked "confidential" or "company secrets" (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this paragraph, unless the same becomes a part of the public domain without the fault of Landlord.

13.8 Transfer By Landlord. Landlord and its successors in interest shall have the right to transfer any portions (including all) of their interest in the Building, the Property, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Building or the Property.

13.9 Force Majeure. The time for performance of the obligations of each of the parties under this Lease (other than the obligations to pay money) shall be temporarily extended, if such party is prevented or delayed in performing such obligations by reason of any strikes, lockouts or labor disputes; government restrictions, regulations, controls, action or inaction; civil commotion; or extraordinary weather, fire or other acts of God.

13.10 Notices. Any notice required or permitted to be given under this Lease shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested,
(iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

                                       42.

        If to Landlord:                     Electronics For Imaging, Inc.
                                            303 Velocity Way
                                            Foster City, California  94404
                                            Attention: Peter Schaffer
                                            Facsimile: (650) 357-3598

        with a copy to:                     Cooley Godward LLP
                                            One Maritime Plaza
                                            20th Floor
                                            San Francisco, California  94111
                                            Attention: Paul Churchill
                                            Facsimile: (415) 951-3699

        If to Tenant:                       Equinix, Inc
        prior to occupancy:                 2450 Bayshore Parkway
                                            Mountain View, CA 94043
                                            Attention: Kristine Mostofizadeh
                                            Facsimile: (650) 316-6909

        After occupancy:                    Equinix, Inc.
                                            301  Velocity Way
                                            Foster City, CA 94404
                                            Attention: Kristine Mostofizadeh
                                            Facsimile: (650) 316-6909

        In each case
        with a copy to:                     Orrick, Herrington & Sutcliffe LLP
                                            400 Sansome Street
                                            San Francisco, CA  94111
                                            Attention: Sunil Bajaj, Esq.
                                            Facsimile: (415) 773-5759

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery.

13.11 Attorneys' Fees. In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys' fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party.

                                       43.

13.12 Definitions. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

        (a) Real Property Taxes. The term "Real Property Tax" or "Real Property Taxes" shall each mean the sum of:

        (i)(A) Tenant's Expense Share of the Building, multiplied by (B)(1) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all instruments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments (collectively, the "Tax Component"), which are levied or assessed for whatever reason against the Property or any portion thereof, or Landlord's interest therein, or the fixtures, equipment and other property of Landlord that is an integral part of the Property and located thereon, or Landlord's business of owning, leasing or managing the Property or the gross receipts, income or rentals from the Property, plus (2) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at the Property, the number of person employed by tenants of the Property, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Property, or the type of use or uses conducted within the Property, and all costs and fees (including attorneys' fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax, plus

        (ii)(A) Tenant's Expense Share of the Project, multiplied by (B)(1) the Tax Component as levied or assessed for whatever reason against the Common Areas of the Project (as hereinafter defined) or any portion thereof, or Landlord's interest therein, or the fixtures, equipment and other property of Landlord that is an integral part of the Common Areas of the Project and located thereon, or Landlord's business of owning, leasing or managing the Common Areas of the Project or the gross receipts, income or rentals from the Common Areas of the Project, plus (2) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Common Areas of the Project, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) by the Common Areas of the Project, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Common Areas of the Project, or the type of use or uses conducted within the Common Areas of the Project, and all costs and fees (including attorneys' fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax relating to the Common Areas of the Project. [As used herein, the term "Common Areas of the Project" means those exterior portions of the improved portions of the Project (e.g. landscaping, parking spaces, roadways, walkways) which at the time of calculation, are available for the enjoyment of Tenant and other Project tenants or which service the project. The Common Areas of the Project shall not include, any vacant unimproved land, and any other

                                       44.

portions of the Project that contain land, buildings and other improvements that are not available for the enjoyment of Tenant or which do not service the project and other Project tenants.

If, at any time during the Lease Term, the taxation or assessment of the Property or the Common Areas of the Project prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property, or the Common Areas of the Project, or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property or the Common Areas of the Project, or on Landlord's business of owning, leasing or managing the Property or the Common Areas of the Project, or (iii) computed in any manner with respect to the operation of the Property or the Common Areas of the Project, then any such tax or charge, however designated, shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes" for purposes of this Lease. Notwithstanding the foregoing, the terms "Real Property Tax" or "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord's income from all sources.

        (b) Landlord's Insurance Costs. The term "Landlord's Insurance Costs" shall mean the sum of:

        (i)(A) Tenant's Expense Share of the Property, multiplied by (B) the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9 and any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss, plus

        (ii)(A) Tenant's Expense Share of the Project, multiplied by (B) the costs to Landlord to carry and maintain for the Common Areas of the Project the policies of fire and property damage insurance and general liability and any other insurance required or permitted to be carried by Landlord pursuant to
Article 9 and any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss to the Common Areas of the Project.

        (c) Property Maintenance Costs. The term "Property Maintenance Costs" shall mean the sum of:

        (i)(A) Tenant's Expense Share of the Building, multiplied by (B) all costs and expenses (except Landlord's Insurance Costs and Real Property Taxes) paid or incurred by Landlord in owning (which for purposes of this Lease excludes leasing the Property from Owner pursuant to the Master Lease, and any rent payments thereunder), but including protecting, operating, maintaining, repairing and preserving the Property and all parts thereof, including without limitation, (1) property management fees which shall be consistent with comparable properties within San Mateo County, (2) the amortizing portion of the cost of any capital improvements made by Landlord to the Property or capital assets acquired by Landlord after the Base Year required under any (x) governmental requirement with which the Property was not required to comply during the Base Year, or (y) for the protection of the health and safety of the occupants

                                       45.

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of the Property or that are designed to reduce other Property Maintenance Costs, such cost thereof to be amortized at the rate of ten percent (10%) per annum on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired; the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term, (3) association dues, fees, and charges of any kind payable pursuant to any Private Restrictions, and (4) repairs to and maintenance of the Property, including building systems and appurtenances thereto and normal repair and replacement of worn-out equipment, facilities and installations, but excluding the replacement of major building systems (except to the extent provided in (2) above) such other costs as may be paid or incurred with respect to operating, maintaining, and preserving the Property, such as repairing exterior surfaces of the Building (including roofs), repairing and resurfacing paved areas, and repairing and replacing, when necessary, electrical, plumbing, heating, ventilating and air conditioning systems serving the Building, plus

        (ii)(A) Tenant's Expense Share of the Project, multiplied by (B) all costs and expenses (except Landlord's Insurance Costs and Real Property Taxes) paid or incurred by Landlord in owning (which for purposes of this Lease excludes leasing the Project from Owner pursuant to the Master Lease, and any rent payments thereunder), but including protecting, operating, maintaining, repairing and preserving the Common Areas of the Project and all parts thereof, including without limitation, (1) property management fees which shall be consistent with comparable properties within San Mateo County, (2) the amortizing portion of the cost of any capital improvements made by Landlord to the Common Areas of the Project or capital assets acquired by Landlord with respect to the Common Areas of the Project after the Base Year required under
(x) any governmental requirement with which the Project was not required to comply during the Base Year, or (y) for the protection of the health and safety of the occupants of the Common Areas of the Project or that are designed to reduce other Property Maintenance Costs, such cost thereof to be amortized at the rate of ten percent (10%) per annum on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term, (3) association dues, fees, and charges of any kind payable pursuant to any Private Restrictions, and (4) such other costs as may be paid or incurred with respect to operating, maintaining, and preserving the Common Areas of the Project.

        In no event shall Property Maintenance Costs include the following: (i) depreciation on any portion of the Building, the Property or the Project or equipment or systems therein; (ii) debt service; (iii) rental under any ground or underlying lease; (iv) interest (except as expressly provided above with respect to the amortization of capital improvements); (v) attorneys' fees and expenses incurred in connection with lease negotiations or disputes with existing or prospective tenants of the Building, the Property or the Project;
(vi) the cost of any repairs, improvements, alterations or equipment which would be properly classified as capital expenditures according to generally accepted accounting principles and practices (except for any capital expenditures

                                       46.

included in Property Maintenance Costs above); (vii) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building, the Property or the Project to be demised to tenants; (viii) executive salaries or Landlord's general overhead and personnel costs above the level of Building manager; (ix) advertising; (x) real estate brokers' or other leasing commissions; (xi) replacement of or repairs to the structural portions of the roof or to the exterior walls or any other structural repairs to any portion of the Building, the Property or the Project; (xii) repairs to the extent covered by insurance proceeds or paid by Tenant or other third parties; (xiiii) costs of abatement or remediation of Hazardous Substances, including asbestos, brought upon, constructed in, stored, used or disposed of in or about the Building, the Property or the Project by Landlord, or a predecessor owner of the Building, the Property or the Project, or a particular tenant or occupant of the Building, the Property or the Project or any other third party, other than Tenant, its agents, employees, contractors, invitees, subtenants or assignees; (xiv) costs of services furnished to one or more tenants of the Building, the Property or the Project which are not furnished to Tenant; (xv) political or charitable contributions; or (xvi) the cost of paintings, sculptures and other works of art.

        (d) Property Operating Expenses. The term "Property Operating Expenses" shall mean and include all Real Property Taxes, Landlord's Insurance Costs, and Property Maintenance Costs for a given calendar year to the extent such Real Property Taxes, Landlord's Insurance Costs and Property Maintenance Cost exceed the Real Property Taxes, Landlord's Insurance Costs and Property Maintenance Costs paid by Landlord during the Base Year. Any Real Property Taxes, Landlord's Insurance Costs, or Property Maintenance Costs for the Base Year shall not include market-wide cost increases due to extraordinary circumstances, including, but not limited to, Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, or amortized costs relating to capital improvements. In no event shall the components of Property Operating Expenses for any year subsequent to the Base Year be less than the components of Property Operating Expenses in the Base Year. If in any Lease Year the Property or the Project is less than 95% occupied, the Property Operating Expenses shall be appropriately adjusted to reflect a 95% occupancy level for the Property or the Project.

        (e) Law. The term "Law" shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, land use approval, entitlement, general or specific plan, use permit, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building, the Property, or the Project, or any of them, in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

        (f) Lender. The term "Lender" shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.

        (g) Private Restrictions. The term "Private Restrictions" shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements of which tenant is given notice, easements, and any other recorded documents or instruments affecting the use of the Property, the Building, the Leased Premises, the Outside Areas, or the Project of which Tenant is given notice. Tenant, at the written request of Landlord, shall at any

                                       47.

time or times execute any new Private Restrictions that are either (1) requested by Landlord and do not unreasonably interfere with Tenant's use of the Leased Premises, or (2) required by any applicable governmental or quasi-governmental agency.

        (h) Rent. The term "Rent" shall mean collectively Base Monthly Rent and all Additional Rent.

        (i) Tenant's Expense Share of the Project. The term "Tenant's Expense Share of the Project" shall mean the percentage obtained from time to time by dividing the rentable square footage of the Leased Premises at the time of calculation by the rentable square footage of all the buildings that are part of the Project. Such percentage is currently 8.02%. In the event that the rentable square footage of the buildings in the Project changes (as a result of structural alterations to existing buildings or the addition of new buildings), Tenant's Expense Share of the Project shall be recalculated using the above formula.

13.13 Landlord's Right to Relocate Tenant. Landlord shall have the right, upon providing Tenant sixty (60) days' notice in writing, to provide Tenant with comparable space of approximately the same size and at the same elevation as the Leased Premises and to move Tenant to said space. Landlord shall arrange for moving Tenant and shall pay the costs of actually moving Tenant, including but not limited to the cost of moving and installing Tenant's furniture, fixtures and equipment, including data and telecommunications equipment and cabling, in such new space, as well as the cost of reprinting Tenant's business cards and stationery. In the event Landlord moves Tenant to such new space, then this Lease and each and all of the terms and covenants and conditions hereof shall remain in full force and effect, the rentable square footage of the Leased Premises, Base Monthly Rent, Tenant's Expense Share of the Building and Tenant's Expense Share of the Common Areas shall be revised accordingly, and the revised floor plan shall become part of this Lease and shall reflect the location of the new space. Notwithstanding anything to the contrary herein, Landlord shall not have the right to exercise its right to relocate during the last twelve (12) months of the initial Term of the Lease.

13.14 General Waivers. One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.15 Governing Law; Waiver of Trial by Jury. THIS LEASE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD

                                       48.

AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF THE SUPERIOR COURT OF CALIFORNIA LOCATED IN THE COUNTY OF SAN MATEO, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE LEASED PREMISES, THE BUILDING, THE OUTSIDE AREA, THE PROPERTY, OR THE PROJECT AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE MONTHLY RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

13.16 Miscellaneous. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term "party" shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. Submission of this Lease for review, examination or signature by Tenant does not constitute an offer to lease, a reservation of or an option for lease, and notwithstanding any inconsistent language contained in any other document, this Lease is not effective as a lease, sublease, or otherwise until execution and delivery by both Landlord and Tenant, and no party shall have any binding obligations pursuant hereto until such party shall have executed this Lease and delivered an executed copy of this Lease to the other party. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms "must," "shall," "will," and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefore. Where Landlord's consent is required hereunder, the consent of Owner, any Lender, ground lessor, or synthetic lessor shall also be required. Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees,

                                       49.

contractors, subcontractors and employees, from performing such act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

                                   ARTICLE 14

                               CORPORATE AUTHORITY
                          BROKERS AND ENTIRE AGREEMENT

14.1 Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of such corporation represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, and that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms. Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease and if Tenant fails to do so, such failure shall be a material breach by Tenant, in which event Landlord may in its sole discretion elect to terminate this Lease.

14.2 Brokerage Commissions. Tenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article 1) with respect to the sublease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant's agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder's fee by reason of its leasing the Leased Premises pursuant to this Lease. Landlord shall be responsible for paying any commissions owed to Landlords Broker pursuant to a separate agreement.

14.3    Entire Agreement. This Lease and the Exhibits (as described in Article
1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the sublease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.4 Landlord's Representations. Landlord hereby represents and warrants to Tenant, that Landlord has the right and authority to sublease the "Leased Premises" to Tenant without the consent of the Owner. Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Leased Premises, upon which Tenant relied in entering into the Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant's intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant's

                                       50.

business, or (iii) the exact square footage of the Leased Premises, and that Tenant relies solely upon its own investigations with respect to such matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord's agent(s), if any, not contained in this Lease or in any Exhibit attached hereto.

                                   ARTICLE 15

                                OPTION TO EXTEND

15.1 So long as Equinix or an Affiliate as defined herein is the Tenant hereunder and occupies the entirety of the Leased Premises, and subject to the condition set forth in clause (b) below, Tenant or such Affiliate shall have one
(1) option to extend the Lease Term with respect to the entirety of the Leased Premises (the "Option"), for a period of five (5) years from the expiration of the initial Lease Term (the "Extension Period"), subject to the following conditions:

        (a) The Option shall be personal to Equinix or an Affiliate as defined herein and shall not be transferable, and shall be exercised, if at all, by written notice of exercise given to Landlord by Tenant or such Affiliate not more than twelve (12) months nor less than six (6) months prior to the expiration of the initial Lease Term;

        (b) Anything herein to the contrary notwithstanding, if Landlord determines within a period of forty-five (45) days from the date Landlord receives Tenant's or an Affiliate's notice of exercise ("Landlord's Election Period"), that Landlord will utilize all or any portion of the Leased Premises for Landlord's own use, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option as to all of the Leased Premises, at Landlord's sole option, upon forty-five (45) days written notice to Tenant or such Affiliate; and

        (c) Anything herein to the contrary notwithstanding, if Tenant is in default under any of the terms, covenants or conditions of this Lease, either at the time Tenant exercises the Option or on the commencement date of the Extension Period, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant.

15.2 In the event the Option is exercised in a timely fashion and Landlord does not elect to terminate pursuant to clauses (b) or (c) above, the Lease shall be extended for the term of the Extension Period upon all of the terms and conditions of this Lease, provided that the Base Monthly Rent for the Extension Period shall be the "Fair Market Rent" for the Leased Premises, increased as set forth below. For purposes hereof, "Fair Market Rent" shall mean the Base Monthly Rent reasonably determined pursuant to the process described below. In no event, however, shall any adjustment of Base Monthly Rent pursuant to this paragraph result in a decrease of the Base Monthly Rent for the Leased Premises below the amount due from Tenant for the preceding portion of the initial Lease Term for which Base Monthly Rent had been fixed. At the end of the Lease Year coinciding with the first 12 month period of the Extension Period,

                                       51.

Base Monthly Rent shall be increased for the ensuing Lease Year to reflect the change in the CPI for the 12-month period ending five (5) months prior to the expiration of the Lease Year then ended, but in no event shall Base Monthly Rent be increased less than 3% per annum compounded annually nor more than 3% per annum compounded annually for such 12 month period. At the end of each subsequent Lease Year during the Extension Period, Base Monthly Rent shall be so increased for the ensuing Lease Year in accordance with the formula set forth in the preceding sentence.

        15.3 No later than thirty (30) days after the expiration of Landlord's Election Period, Landlord shall notify Tenant in writing of Landlord's estimate of the Base Monthly Rent for the Extension Period, based on the provisions of Paragraph 15.2 above. Within thirty (30) days after receipt of such notice from Landlord, Tenant shall have the right either to (i) accept Landlord's statement of Base Monthly Rent as the Base Monthly Rent for the Extension period; or (ii) elect to arbitrate Landlord's estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof. Failure on the part of Tenant to require arbitration of Fair Market Rent within such 30-day period shall constitute acceptance of the Base Monthly Rent for the Extension period as calculated by Landlord. If Tenant elects arbitration, the arbitration shall be concluded within ninety (90) days after the date of Tenant's election, subject to extension for an additional 30-day period if a third arbitrator is required and does not act in a timely manner. To the extent that arbitration has not been completed prior to the expiration of any preceding period for which Base Monthly Rent has been determined, Tenant shall pay Base Monthly Rent at the rate calculated by Landlord, with the potential for an adjustment to be made once Fair Market Rent is ultimately determined by arbitration.

        15.4 In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the County of San Mateo in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by such rules shall be modified as follows:

                (a) Tenant shall make demand for arbitration in writing within thirty (30) days after service of Landlord's determination of Fair Market Rent given under Paragraph 15.3 above, specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be qualified as a real estate appraiser familiar with the Fair Market Rent of similar research and development, light assembly or office space in the Foster City, San Mateo and Redwood Shores areas who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a proper demand in a timely manner for such arbitration shall constitute a waiver of the right thereto. Within fifteen (15) days after the service of the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

                (b) In the event that two arbitrators are chosen pursuant to Paragraph 15.4(a) above, the arbitrators so chosen shall, within fifteen (15) days after the second arbitrator is appointed

                                       52.

determine the Fair Market Rent, which for such purposes shall be the projected fair market rental rate at the commencement of the Extension Period for space comparable to the Leased Premises, comparable Class A mid-rise office buildings in the Foster City, San Mateo and Redwood Shores areas (without any deductions or adjustments for costs and expenses, including but not limited to brokerage commissions, tenant improvement allowances, etc., saved by Landlord by reason of extending the Lease Term rather than re-leasing the Leased Premises to a new tenant), but in no event lower than the Base Monthly Rent for the preceding portion of the initial Lease Term for which Base Monthly Rent had been fixed. If the two arbitrators shall be unable to agree upon a determination of Fair Market Rent within such 15-day period, they, themselves, shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Paragraph 15.4(a). In the event they are unable to agree upon such appointment within seven (7) days after expiration of such 15-day period, the third arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of fifteen (15) days. If the parties do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Presiding Judge of the California Superior Court for the County of San Mateo, acting in his private and not in his official capacity, and the other party shall not raise any question as to such Judge's full power and jurisdiction to entertain the application for and make the appointment. The three arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth below.

                (c) Where an issue cannot be resolved by agreement between the two arbitrators selected by Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators within fifteen (15) days of the appointment of the third arbitrator in accordance with the following procedure. The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rent supported by the reasons therefore with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two proposed resolutions most closely approximates his determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

                (d) In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall decide the issue within fifteen (15) days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any, and the attorneys' fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

                (e) The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to

                                       53.

cross-examine. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.

                                   ARTICLE 16

                                TELEPHONE SERVICE

        Notwithstanding any other provision of this Lease to the contrary:

        (a) Landlord shall provide Tenant access to the Building intra-building network cable ("INC") as is determined to be available by Landlord in its reasonable discretion. Tenant's access to the INC shall be solely by arrangements made by Tenant, as Tenant may elect, directly with Pacific Bell (or such vendor as Landlord may designate), and Tenant shall pay all reasonable charges as may be imposed by such utility in connection therewith. Pacific Bell's charges shall be deemed to be reasonable. Subject to the foregoing, Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Leased Premises or for providing telephone service or connections from the utility to the Leased Premises, except as required by law.

        (b) Tenant shall not alter, modify, add to or disturb any telephone wiring in the Leased Premises or elsewhere in the Building without the Landlord's prior written consent. Tenant shall be liable to Landlord for any damage to the telephone wiring in the Building due to the negligent act or omission, of Tenant or any employee, contractor or other agent of Tenant. Tenant shall have no access to the telephone closets within the Building, except in the manner and under procedures established by Landlord. Tenant shall promptly notify Landlord of any actual or suspected failure of telephone service to the Leased Premises.

        (c) All costs incurred by Landlord for the installation, maintenance, repair and replacement of telephone wiring in the Building shall be included as part of the costs described under subsection (i)(B) of Section 13.12(c) relating to Property Maintenance Cost.

        (d) Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant's telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the grossly negligent or willful act or omission by Landlord, its agents or employees. Tenant acknowledges that Landlord meets its duty of care to Tenant with respect to the Building INC by contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to inspect the INC periodically (the frequency of such inspections to be determined by such vendor based on its experience and professional judgment), and requiring such vendor to meet local and federal requirements for telecommunications material and workmanship). Subject to the foregoing, Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telephone services to the Leased Premises. Except to the extent arising from Landlord's gross

                                       54.

negligence or willful misconduct, Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone service to the Leased Premises . Tenant agrees to obtain loss of rental insurance adequate to cover any damage, loss or expense occasioned by the interruption of telephone service.

                                   ARTICLE 17

                            FIRST RIGHT TO NEGOTIATE

        If (i) there then exists no default by Tenant, (ii) Tenant, any assignee pursuant to a Permitted Transfer or any Affiliate shall be in possession of the entire Leased Premises, (iii) this Lease is still in full force and effect, (iv) the entire fourth floor of the Building (the "ROFR Space") is marketed to lease by Landlord, (v) the Landlord does not elect to use the ROFR Space for its own purposes or lease it to OEM or an Affiliate of Landlord, and (vi) Landlord desires to lease to a third party that is not OEM or an Affiliate of Landlord, then Landlord shall notify Tenant in writing of such offer or desire to lease such "ROFR" Space as soon as reasonably practicable. Any such notice by Landlord shall contain all the relevant terms on which Landlord is willing to lease the "ROFR" Space. Tenant may, by giving notice to Landlord within fifteen (15) days after receipt of such notice from Landlord, elect, at its sole option, to lease the "ROFR" Space on the terms contained in the notice. If Tenant shall have so elected to lease the "ROFR" Space, it shall enter into an amendment of this Lease within thirty (30) days after it shall have received the same from Landlord, confirming the lease of such "ROFR" Space to Tenant on the such terms, which amendment shall be in a commercially reasonable form mutually acceptable by Landlord and Tenant.

                            [signature page follows]

                                       55.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

                                            LANDLORD:

                                            ELECTRONICS FOR IMAGING, INC.,
                                            a Delaware corporation

Dated:  February 13, 2003                   By: /s/ JOSEPH CUTTS
                                                -------------------------------
                                            Title:  CFO
                                                  -----------------------------

                                            TENANT:

                                            EQUINIX OPERATING CO., INC.,
                                            a Delaware corporation

Dated:  February 13, 2003                   By: /s/ RENEE F. LANAM
                                                -------------------------------
                                            Title:  CFO
                                                  -----------------------------

                                       56.